EXHIBIT 99.1

Hub Group, Inc. Reports Fourth Quarter and Full Year 2022 Results

Highlights:

  Diluted earnings per share (EPS) of $2.42 for the quarter, and $10.64 for the full year which is growth of 110%
  Full year revenue of $5.3 billion, up 26%, with double-digit growth in all business lines; Fourth quarter revenue of $1.3 billion
  Quarterly operating income of $104 million (8.1% of revenue) driven by diversification of our business and focus on transportation cost containment, yield management and operating efficiency
  Ended the quarter with cash and cash equivalents of $287 million
  Introduced 2023 outlook, with expected revenue of $5.2-$5.4 billion and diluted EPS of $7.00-$8.00

OAK BROOK, Ill., Feb. 02, 2023 (GLOBE NEWSWIRE) -- Hub Group, Inc. (NASDAQ:HUBG) announced fourth quarter 2022 net income of $79 million, and diluted earnings per share of $2.42. Net income for fourth quarter 2021 was $84 million, or $2.48 per diluted share. Full year 2022 net income was $357 million, or $10.64 per diluted share.

“Hub Group had a record year in 2022, delivering 26% revenue growth while more than doubling our earnings per share. We grew ITS to over $3 billion in revenue and grew both Brokerage and Logistics to $1 billion in revenue, while we supported our customers with high service levels and innovative supply chain solutions. Our strategy of service line diversification, and our focus on transportation cost containment, yield improvement and operating efficiency led to a significant increase in profitability. Market conditions softened during the quarter, but we anticipate demand will return by mid-2023. We remain focused on managing our costs and capital structure, while supporting our customers with great service and investing for growth to drive success in a variety of market conditions,” said Phil Yeager, Hub Group’s President and Chief Executive Officer.

Fourth Quarter and Full Year 2022 Results

Revenue for the fourth quarter of 2022 increased by 2% to $1.3 billion compared to fourth quarter 2021. Full year 2022 revenue was $5.3 billion, up 26% as compared to 2021. Gross margin for the quarter was 15.9% of revenue, with operating income of $104 million (8.1% of revenue). EBITDA (non-GAAP)1 for the quarter was $148 million.

Fourth quarter Intermodal and Transportation Solutions (“ITS”) revenue increased 5% to $802 million, while full year revenue grew to $3.3 billion. Intermodal revenue per load for the quarter increased 19% and volume decreased 12% as compared to prior year. Volume for the quarter was impacted by softer demand conditions as retailers’ inventory levels improved from the lows seen in 2021, which impacted demand for our services. ITS gross margin decreased compared to the prior year due to lower volume, higher transportation and equipment costs, and lower surcharges, partially offset by higher pricing and accessorial revenue.

Fourth quarter Logistics revenue increased 9% to $245 million due to organic growth with existing customers, and revenue from recently acquired TAGG Logistics, LLC (“TAGG”), partially offset by exited customers. Revenue for the full year increased 11% to $989 million. Fourth quarter gross margin increased due to growth with existing customers, new business onboardings, yield management initiatives and the contribution from TAGG, partially offset by higher warehousing and transportation costs.

Full year Truck Brokerage revenue grew 52% to $1.0 billion due to growth in revenue per load and the acquisition of Choptank but declined 11% in the fourth quarter to $238 million as higher transaction volumes were more than offset by lower revenue per load. Gross margin for the quarter decreased relative to fourth quarter 2021 due to lower revenue per load, partially offset by lower costs for purchased transportation.

Costs and expenses increased to $100 million in the fourth quarter of 2022 due to incremental operating costs from TAGG, higher expenses for outside services, and lower gains on the sale of equipment as compared to prior year, partially offset by lower compensation expense.

Capital expenditures for the fourth quarter of 2022 totaled $61 million. As of December 31, 2022, we had cash and cash equivalents of $287 million.

2023 Outlook

We expect our 2023 diluted earnings per share will range from $7.00 to $8.00. We estimate revenue will range from $5.2 to $5.4 billion, and that gross margin as a percentage of revenue will range from 14.5% to 15.0%. We estimate our costs and expenses will range from $420 to $440 million for the year. We project our effective tax rate for the year will be 24-25%. We expect capital expenditures for containers, tractors, warehousing equipment and technology will range from $170 to $190 million.

Non-GAAP Financial Measure

In this press release, we present EBITDA, a non-GAAP financial measure of profitability defined as earnings before interest, taxes, depreciation, and amortization. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of this non-GAAP financial measure to Net Income, the most directly comparable measure under GAAP. Management believes that EBITDA provides relevant and useful information, which is used by our management as well as by many analysts, investors and competitors in our industry. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. EBITDA should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and is not necessarily comparable to non-GAAP measures that may be presented by other companies.

CONFERENCE CALL

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on February 2, 2023, to discuss our fourth quarter 2022 results.

Hosting the conference call will be Phil Yeager, President and CEO. Also participating on the call will be Brian Alexander, Chief Operating Officer, and Geoff DeMartino, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at https://register.vevent.com/register/BI0e495bb799694c1cb3763152fcd01ebf to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. Forward-looking statements are inherently uncertain and subject to risks, uncertainties and other factors that might cause the actual performance of Hub Group, Inc. to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. All forward-looking statements and information are provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally may be identified by the use of forward-looking terminology such as “trends”, “assumptions”, “target”, “guidance”, “outlook”, “opportunity”, “future”, “plans”, “goals”, “objectives”, “expects”, “anticipate”, “expected”, “may”, “will”, “would”, “could”, “intend”, “believe”, “potential”, “projected”, “estimate” (or the negative or derivative of each of these terms), or similar words, and include our statements regarding our outlook, profit improvement initiatives and capital expenditures. These statements are based on Hub Group’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. Factors that could cause actual results to differ materially include, among other things, general or regional economic conditions, including inflation and changes in trade policy; the effect of the ongoing COVID-19 pandemic (including any spikes, outbreaks or variants of the virus) and any future government actions taken in response to the pandemic, on our business operations and general economic and financial market conditions; governmental or regulatory requirements affecting tax, wage and hour matters, health and safety, labor and employment, insurance or other areas; shipping and intermodal costs and prices, the integration of acquisitions and expenses relating thereto; driver shortages; the amount and timing of strategic investments or divestitures by Hub Group; the failure to implement and integrate critical information technology systems; cyber security incidents; and retail and other customers encountering adverse economic conditions. Further information on these factors and other risks that may affect the Hub Group’s business is included in filings it makes with the SEC from time to time, including but not limited to those discussed under the “Risk Factors” section in Hub Group’s Form 10-K for the fiscal year ended December 31, 2021, and other filings with the SEC and in other investor communications of Hub Group from time to time. Hub Group assumes no obligation to update any such forward-looking statements.

SOURCE: Hub Group, Inc.	CONTACT: Geoff DeMartino of Hub Group, Inc., +1-630-271-3623

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2022		2021
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$1,285,503	100.0%	$1,256,403	100.0%

Transportation costs	1,081,086	84.1%	1,043,671	83.1%
Gross margin	204,417	15.9%	212,732	16.9%

Costs and expenses:
Salaries and benefits	62,422	4.9%	70,544	5.6%
General and administrative	25,684	2.0%	13,418	1.1%
Depreciation and amortization	12,024	0.9%	11,185	0.9%
Total costs and expenses	100,130	7.8%	95,147	7.6%

Operating income	104,287	8.1%	117,585	9.3%

Other income (expense):
Interest expense	(1,381)	-0.1%	(1,747)	-0.1%
Other, net	315	0.0%	137	0.0%
Total other expense, net	(1,066)	-0.1%	(1,610)	-0.1%

Income before provision for income taxes	103,221	8.0%	115,975	9.2%

Provision for income taxes	23,947	1.9%	31,661	2.5%

Net income	$79,274		$84,314

Earnings per share
Basic	$2.45		$2.52
Diluted	$2.42		$2.48

Basic weighted average number of shares outstanding	32,397		33,456
Diluted weighted average number of shares outstanding	32,815		33,983

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Twelve Months Ended December 31,
	2022		2021
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$5,340,490	100.0%	$4,232,383	100.0%

Transportation costs	4,450,985	83.3%	3,632,743	85.8%
Gross margin	889,505	16.7%	599,640	14.2%

Costs and expenses:
Salaries and benefits	264,891	5.0%	247,240	5.9%
General and administrative	103,933	1.9%	76,476	1.8%
Depreciation and amortization	45,960	0.9%	37,467	0.9%
Total costs and expenses	414,784	7.8%	361,183	8.6%

Operating income	474,721	8.9%	238,457	5.6%

Other income (expense):
Interest expense	(6,632)	-0.1%	(7,302)	-0.2%
Other, net	(131)	-0.0%	(245)	-0.0%
Total other expense, net	(6,763)	-0.1%	(7,547)	-0.2%

Income before provision for income taxes	467,958	8.8%	230,910	5.5%

Provision for income taxes	111,010	2.1%	59,436	1.4%

Net income	$356,948		$171,474

Earnings per share
Basic	$10.75		$5.13
Diluted	$10.64		$5.06

Basic weighted average number of shares outstanding	33,209		33,434
Diluted weighted average number of shares outstanding	33,559		33,892

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)
	December 31,	December 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$286,642	$159,784
Accounts receivable trade, net	716,190	701,512
Accounts receivable other	3,967	3,022
Prepaid taxes	16,987	2,191
Prepaid expenses and other current assets	32,914	27,779
TOTAL CURRENT ASSETS	1,056,700	894,288

Restricted investments	18,065	24,256
Property and equipment, net	783,683	681,451
Right-of-use assets - operating leases	102,114	44,036
Right-of-use assets - financing leases	1,194	1,252
Other intangibles, net	197,386	196,672
Goodwill	629,402	576,913
Other assets	21,537	18,426
TOTAL ASSETS	$2,810,081	$2,437,294

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$344,751	$424,923
Accounts payable other	15,563	12,493
Accrued payroll	66,669	56,938
Accrued other	132,324	82,827
Lease liability - operating leases	29,547	11,364
Lease liability - financing leases	1,175	1,251
Current portion of long term debt	101,741	97,273
TOTAL CURRENT LIABILITIES	691,770	687,069

Long term debt	240,724	177,479
Non-current liabilities	43,505	41,572
Lease liability - operating leases	78,557	34,916
Deferred taxes	155,923	155,944

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2022 and 2021.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 41,312,185 shares issued in 2022 and 41,224,792 shares issued in 2021; 32,646,621 shares
outstanding in 2022 and 33,907,734 shares outstanding in 2021.	413	412
Class B: $.01 par value; 662,300 shares authorized;
574,903 shares issued and outstanding in 2022 and 662,296 shares issued and	6	7
outstanding in 2021.
Additional paid-in capital	208,165	189,256
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	1,781,582	1,424,634
Accumulated other comprehensive loss	(214)	(207)
Treasury stock; at cost, 8,665,564 shares in 2022
and 7,317,058 shares in 2021	(374,892)	(258,330)
TOTAL STOCKHOLDERS' EQUITY	1,599,602	1,340,314
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,810,081	$2,437,294

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2022	2021

Cash flows from operating activities:
Net income	$356,948	$171,474
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	153,726	130,629
Impairment of ROU asset	5,874	-
Deferred taxes	4,448	(3,992)
Compensation expense related to share-based compensation plans	20,426	20,056
Gain on sale of assets	(24,176)	(19,173)
Changes in operating assets and liabilities:
Restricted investments	6,191	(903)
Accounts receivable, net	8,298	(115,568)
Prepaid taxes	(14,796)	(856)
Prepaid expenses and other current assets	(3,111)	(647)
Other assets	(4,231)	(2,883)
Accounts payable	(89,103)	78,448
Accrued expenses	57,613	9,686
Non-current liabilities	(19,944)	(13,436)
Net cash provided by operating activities	458,163	252,835

Cash flows from investing activities:
Proceeds from sale of equipment	42,929	45,177
Purchases of property and equipment	(219,140)	(132,952)
Cash used in acquisitions	(102,661)	(122,360)
Net cash used in investing activities	(278,872)	(210,135)

Cash flows from financing activities:
Proceeds from issuance of debt	179,195	112,001
Repayments of long term debt	(111,482)	(107,608)
Purchase of treasury stock	(75,000)	-
Purchase of treasury stock from related party	(34,767)	-
Stock withheld for payments of withholding taxes	(8,312)	(9,123)
Finance lease payments	(2,093)	(2,682)
Net cash used in financing activities	(52,459)	(7,412)

Effect of exchange rate changes on cash and cash equivalents	26	(10)

Net increase in cash and cash equivalents	126,858	35,278
Cash and cash equivalents beginning of period	159,784	124,506
Cash and cash equivalents end of period	$286,642	$159,784

HUB GROUP, INC.
FINANCIAL INFORMATION BY BUSINESS LINE
(in thousands)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2022	2021	2022	2021

Intermodal and transportation solutions	$802,268	$764,292	$3,301,835	$2,656,128

Logistics	244,998	223,767	988,922	887,388

Truck brokerage	238,237	268,344	1,049,733	688,867

Total revenue	$1,285,503	$1,256,403	$5,340,490	$4,232,383

RECONCILIATION OF NET INCOME TO EBITDA (1)
(in thousands)
(unaudited)

	Three Months
	Ended December 31,
			Change	Change
	2022	2021	$	%

Net income	$79,274	$84,314	$(5,040)	-6.0%

Interest expense	1,381	1,747	(366)	-21.0%

Depreciation and amortization	43,313	34,670	8,643	24.9%

Provision for income taxes	23,947	31,661	(7,714)	-24.4%

EBITDA	$147,915	$152,392	$(4,477)	-2.9%

RECONCILIATION OF NET INCOME TO EBITDA (1)
(in thousands)
(unaudited)

	Twelve Months
	Ended December 31,
			Change	Change
	2022	2021	$	%

Net income	$356,948	$171,474	$185,474	108.2%

Interest expense	6,632	7,302	(670)	-9.2%

Depreciation and amortization	153,726	130,629	23,097	17.7%

Provision for income taxes	111,010	59,436	51,574	86.8%

EBITDA	$628,316	$368,841	$259,475	70.3%

(1) See the “Non-GAAP Financial Measure” section of this release for the definition of EBITDA and a discussion of this non-GAAP financial measure.